UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 3, 2006
NATURAL GAS SERVICES GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Colorado	1-31398	75-2811855
(State or other jurisdiction	(Commission File	(IRS Employer
of Incorporation or organization)	Number)	Identification No.)

2911 South County Road 1260 Midland, Texas		79706
(Address of Principal Executive Offices)		(Zip Code)
432-563-3974
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off- Balance Sheet Arrangement of a Registrant
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
5th Amended and Restated Loan Agreement
6th Amended and Restated Loan Agreement
Guaranty Agreement

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off- Balance Sheet Arrangement of a Registrant
     As reported in our Current Report on Form 8-K dated March 15, 2005, and filed with the Securities and Exchange Commission on March 18, 2005, we are a party to a Fourth Amended and Restated Loan Agreement, dated as of March 14, 2005, with Western National Bank, Midland, Texas, which provides us with certain term loan facilities and a revolving line of credit facility. On September 26, 2005, we entered into a Fifth Amended and Restated Loan Agreement which released certain cash collateral securing our obligations under the Fourth Amended and Restated Credit Agreement, and on January 5, 2006, we entered into a Sixth Amended and Restated Loan Agreement which renewed our revolving line of credit facility, extended the maturity date from January 1, 2006 to December 1, 2006 and increased the principal amount we are able to borrow under the revolving line of credit from $2.0 million to $10.0 million, subject to borrowing base limitations. Under this revolving line of credit, we are permitted to borrow, repay and reborrow funds drawn under a Revolving Line of Credit Promissory Note bearing interest at the greater of (1) the prime rate plus 0.5% or (2) 6.0%. The outstanding principal balance of the Revolving Line of Credit Promissory Note on January 5, 2006 was approximately $300,000.
     Our obligations under the revolving line of credit described above are in addition to our other financial obligations to Western National Bank, as described in our Current Report on Form 8-K dated March 15, 2005.
     Generally, the amounts available for borrowing under the revolving line of credit are subject to a borrowing base limitation equal to the lesser of (i) the face amount of the applicable note and (ii) a borrowing base amount. The borrowing base amount is based on a percentage of the value of our accounts receivable, lease receivables, equipment, work in process and inventory, less the outstanding principal balances of our other notes payable to Western National Bank. At the end of each month, we provide a borrowing base report to the bank setting forth our calculation of the borrowing base amount. The bank may, but is not obligated to, redetermine the borrowing base in its sole discretion. If the bank does not redetermine the borrowing base, the amount of the borrowing base set forth in the borrowing base report furnished by us to the bank at the end of each month is deemed to be the redetermined borrowing base, until the bank gives notice to us of a new borrowing base. At January 5, 2006, the borrowing base was $41.0 million, and our total outstanding indebtedness under the Sixth Amended and Restated Loan Agreement was approximately $25.0 million.
     If the total outstanding indebtedness under all notes (excluding a Term Promissory Note in the original principal amount of $1,415,836 made by Screw Compression Systems, Inc.) at any time exceeds the borrowing base at such time, we must, within fifteen business days after notice from the bank, first prepay the principal amount outstanding under our revolving line of credit in an aggregate amount at least equal to such excess, together with accrued interest on the amount prepaid to the date of such prepayment and, to the extent the excess is not eliminated by the prepayment of the revolving line of credit, we must next prepay the outstanding principal of our term notes, in a specified order, in an aggregate amount equal to the remaining unpaid excess amount.

     The above summary of the material provisions of our loan facilities, including our revolving line of credit, does not purport to be complete and is qualified in its entirety by reference to the terms of the Sixth Amended and Restated Loan Agreement which is attached to this Current Report on Form 8-K as Exhibit 10.3.

Item 9.01.	Financial Statements and Exhibits.
(c)	Exhibits
The Exhibits listed below are filed as Exhibits to this Current Report on Form 8-K.

Exhibit No.	Description of Exhibit

10.1	Fourth Amended and Restated Loan Agreement, dated as of
March 14, 2005, between Natural Gas Services Group, Inc. and Western
National Bank (Incorporated by reference to Exhibit 10.1 of Form 8-K dated March 15, 2005 and filed with the Securities and Exchange Commission on March 18, 2005)

10.2	Fifth Amended and Restated Loan Agreement,
dated as of September 26, 2005, between Natural Gas Services Group and
Western National Bank

10.3	Sixth Amended and Restated Loan Agreement, dated as of
January 3, 2006, between Natural Gas Services Group, Inc. and Western
National Bank

10.4	Guaranty Agreement, dated as of January 3, 2006, made
by Screw Compression Systems, Inc. in favor of Western National Bank

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURAL GAS SERVICES GROUP, INC.
By:	/s/ Stephen C. Taylor
Stephen C. Taylor, Chairman of the
Board of Directors, President and Chief Executive Officer

Dated: January 5, 2006

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Fourth Amended and Restated Loan Agreement, dated as of March 14, 2005, between Natural
Gas Services Group, Inc. and Western National Bank (Incorporated by reference to
Exhibit 10.1 of Form 8-K dated March 15, 2005 and filed with the Securities and Exchange
Commission on 18, 2005)

10.2	Fifth Amended and Restated Loan Agreement, dated as of September 26, 2005, between Natural Gas Services Group and Western National Bank

10.3	Sixth Amended and Restated Loan Agreement, dated as of January 3, 2006, between Natural
Gas Services Group, Inc. and Western National Bank

10.4	Guaranty Agreement, dated as of January 3, 2006, made by Screw Compression Systems,
Inc. in favor of Western National Bank